Exhibit 23.10

Consent of Ross D. Hammett

WSP Canada Inc.

Annual Report on Form 40-F

March 27, 2025

To:	Seabridge Gold Inc.
United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the “Company”)
Consent of Expert

Reference is made to the technical report titled “KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study and Preliminary Economic Assessment, NI 43-101 Technical Report” dated August 8, 2022 (the “Technical Report”) prepared for the Company.

In connection with the Company’s Annual Report on Form 40-F (the “40-F”) in respect of the financial year ended December 31, 2024, to be filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended, I, Ross D. Hammett, Ph.D., P.Eng., hereby:

1.	consent to the quotation, inclusion or summary of those portions of the Technical Report prepared by me in the 40-F;

2.	consent to the use of my name and references to my name in the 40-F, where used or referenced in the 40-F.

in each case above, where used or incorporated by reference into the 40-F.

Yours truly,

/s/ Ross D. Hammett, Ph.D., P.Eng.
Ross D. Hammett, Ph.D., P.Eng.
WSP Canada Inc.